LOAN AGREEMENT


     This Loan Agreement is entered into this 28th day of August, 1995, by and between Fischer-Watt Gold Company, Inc., a Nevada corporation (the "Lender"), and Great Basin Management Co., Inc., a Nevada corporation (the "Borrower").

     WHEREAS the Borrower and the Lender have expressed to each other their tentative agreement to merge the Borrower with and into a subsidiary of the Lender (the "Proposed Merger"), and;

     WHEREAS the Lender has determined that the Borrower has an immediate need for funds to retain property positions held by its subsidiary, Great Basin Exploration and Mining Co., Inc.
("GBEM"), during the period required to perform due diligence, prepare definitive documentation and obtain the necessary approvals in connection with the Proposed Merger, and;

     WHEREAS the Borrower has determined that it is most feasible and in the best interests of its shareholders to borrow funds from the Lender on the terms of this loan agreement pending completion of the Proposed Merger;

     WHEREAS the Borrower wishes to borrow from the Lender and the Lender has agreed to lend to the Borrower up to the sum of One Hundred Eight Thousand Four Hundred Forty Seven Dollars ($108,447) for the purposes and in accordance with the timetable set forth in Exhibit A (the "Purposes");

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

1.   The Loan

1.1 The Lender shall, on the terms and conditions of this agreement, lend to the Borrower up to the amount of One Hundred
Eight Thousand Four Hundred Forty Seven Dollars ($108,447) (the
"Loan")  in installments as set forth in Exhibit A.

1.2 The Loan is made available by the Lender to the Borrower to enable the Borrower to carry out the Purposes and the Borrower shall use all proceeds advanced under the Loan for the Purposes and for no other purpose.
2.   Repayment of the Loan

     The Borrower shall repay the Loan together with interest as provided in this agreement to the Lender as follows:

2.1 There is no requirement to repay the Loan or any interest thereon unless the Proposed Merger has not occurred by November 1, 1995, in which event the entire amount of the Loan and accrued interest shall be due and payable on December 1, 1995 (the "Due Date").

2.2 The Borrower shall pay interest on the aggregate amount of outstanding principal advanced from time to time under the Loan at the rate of 11.75% per annum.

2.3 The Borrower shall have the privilege without premium or penalty, of prepaying all or any part of the moneys advanced pursuant to the Loan. Any prepayment of a part only of the advances then outstanding and unpaid shall be applied first to outstanding interest and second to outstanding principal.

3.   Conditions Precedent

     The Borrower acknowledges that the Lender shall not be called on to make any advance under the Loan until the following conditions precedent have been fulfilled:

3.1 No Event of Default (hereinafter defined) shall have occurred and be continuing.

3.2 The Borrower shall have furnished to the Lender copies of resolutions of the Board of Directors of the Borrower in a form satisfactory to the Lender authorizing the borrowing contemplated by this agreement, the execution and delivery of this agreement and the security interest granted in Section 4 of this agreement, all certified by the Secretary of the Borrower or another authorized officer of the Borrower.

4.   Security

4.1 As continuing collateral security for the payment of all advances made under the Loan and interest and all other moneys payable pursuant to this agreement, the Borrower shall execute and deliver to the Lender the promissory note attached hereto as Exhibit B (the "Note") and hereby delivers, sets over, transfers, pledges, grants a security interest in and assigns to the Lender all of its right, title and interest in and to all of the issued and outstanding shares of stock of any class of GBEM (the "Stock") owned by the Borrower on the date hereof (certificates therefor, accompanied by stock powers duly executed in blank by the Borrower, having been delivered to the Lender), and any proceeds thereof, to be held by the Lender upon the terms and conditions set forth in this agreement. If the Borrower shall acquire (by purchase, stock dividend or otherwise) any other or additional Stock at any time or from time to time after the date hereof, the Borrower will forthwith pledge and deposit the same with the Lender hereunder and deliver to the Lender certificates therefor, accompanied by stock powers duly executed in blank by the Borrower. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock", and the Pledged Stock, together with all other securities and moneys received and at the time held by the Lender hereunder, is hereinafter called the "Collateral".

4.2 Unless an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to vote its shares of the Pledged Stock and to give consents, waivers, and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would violate or not comply with any of the terms and provisions of this agreement. All such rights of the Borrower to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing. If there shall have occurred an Event of Default, the Borrower hereby grants to the Lender an irrevocable proxy coupled with an interest for the Pledged Stock pursuant to which proxy the Lender shall be entitled to vote or consent in its discretion and in such event the Borrower agrees to deliver to the Lender such further evidence of such proxy as the Lender may request.

4.3 All cash dividends payable in respect of the Pledged Stock shall be paid to the Lender and retained by it as part of the Collateral. The Lender shall also be entitled to receive directly, and to retain as part of the Collateral:

     (a) other or additional stock or securities or property paid or distributed by way of dividend in respect of the Pledged
Stock;

     (b) all other or additional stock or any other securities or property (including cash) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement; and

     (c) all other or additional stock or other securities or property (including cash) which may be paid or distributed in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

     The Borrower will not permit or approve of the issuance of any additional shares of stock of any class of GBEM, or the declaration, order or setting apart of any sum or any property or assets by GBEM for any dividend on account of any shares of stock of any class of GBEM, now or hereafter outstanding.

4.4 In case an Event of Default shall have occurred and be continuing, the Lender shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this agreement or by law or otherwise including, without limitation, those of a secured party under the Uniform Commercial Code) for the protection and enforcement of its rights in respect of the Collateral, and the Lender shall be entitled, without limitation:

     (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 4.3 to the Borrower;

     (b)  to transfer and register all or any part of the Pledged
Stock into the Lender's name or the name of its nominee or nominees;

     (c) to vote all or any part the Pledged Stock (whether or not transferred or registered into the name of the Lender) and give all consents, waivers and ratifications in respect thereof and otherwise act with respect to the Collateral as through it were the outright owner thereof pursuant to the proxy granted heretofore in Section 4.2 hereof; and

     (d) to sell, upon no less than ten (10) days' prior notice to the Borrower of the time and place of any public sale, or up to ten (10) days prior notice to the Borrower of the date after which a private sale may be consummated (which notice the Borrower agrees is reasonable) and without liability for any diminution in price which may have occurred, all of the Pledged Stock in such manner, whether at any broker's board, public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as the Lender may determine in its absolute discretion.

     At any sale, the Lender shall be free to purchase all or any part of the Pledged Stock unless prohibited by applicable law.

     Upon any sale or other disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Stock so sold or disposed of. Each purchaser at any such sale or other disposition (including the Lender) shall hold the Pledged Stock free from any claim or right of whatever kind, including any equity or right of redemption of the Borrower. The Borrower specifically waives all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

     The Lender shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Lender may, without notice or publication, adjourn any private or public sale, and upon ten (10) days' prior notice to the Borrower, may hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all the Pledged Stock, on credit for future delivery, the pledged stock so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall incur no liability in case of the failure of such purchaser to take up and pay for the Pledged Stock so sold and, in case of any such failure, such Pledged Stock may again be sold as hereinabove provided.

     The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Pledged Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Stock for their own account, for investment and not with a view to the distribution or resale thereof. The Borrower agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Stock were sold at public sale, and that the Lender has no obligation to delay the sale of any Pledged Stock for the period of time necessary to permit the registration of the Pledged Stock for public sale under any securities law. The Borrower agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Stock, or any partial sale or other disposition of the Pledged Stock, the Borrower will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

4.5 Each right, power and remedy of the Lender provided for in this agreement or in the Note now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Lender of any one or more of the rights, powers or remedies provided for in this agreement or in the Note or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Lender of all such other rights, powers or remedies, and no failure or delay on the part of the Lender to exercise any such right, power or remedy shall operate as a waiver thereof.

4.6 All moneys collected upon any sale or sales of the Collateral hereunder, together with all other moneys received by the Lender hereunder, shall be applied to the payment of all costs and expenses incurred or paid by the Lender in connection with any sale, transfer or delivery of the Collateral or the collection of any such moneys (including without limitation, reasonable attorney's fees and expenses), and the balance of such moneys shall be held by the Lender and applied by it at any time or from time to time to the payment of the Loan and interest and all other moneys payable pursuant to the agreement in such order and manner as the Lender in its sole discretion may determine.

4.7 The obligations of the Borrower under this agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated, lessened or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, substitution, amendment or modification of or addition or supplement to or deletion from the Note or this agreement or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Note or this agreement, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Note or this agreement; (c) any furnishing of any additional collateral or security to the Lender or its assignee or any acceptance thereof or any release of any collateral or security in whole or in part by the Lender or its assignee under this agreement or otherwise;
(d) any limitation on any party's liability or obligations under the Note or under this agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower, or any action taken with respect to this agreement or the Note by any trustee or receiver, or by any court, in any such proceeding; or (f) any other circumstances; whether or nor the Borrower shall have notice or knowledge or any of the foregoing.

4.8 The Lender shall have no duty or any obligation to take any steps to protect, preserve or enforce any rights under the Collateral. The Lender shall exercise reasonable care in the custody and preservation of the Collateral in its possession to the extent required by applicable statute, and shall be deemed to have exercised reasonable care if it takes such action for that purpose as the Borrower shall reasonably request in writing; but no omission to do any act so requested by the Borrower shall be deemed a failure to exercise reasonable care.

4.9 Upon the payment in full of the Loan and interest and all other moneys payable pursuant to this agreement in accordance with the terms of the Note and of this agreement, and the payment of all other sums payable thereunder and hereunder, this agreement shall terminate and the Lender, at the request and expense of the Borrower, will execute and deliver to the Borrower a proper instrument or instruments acknowledging the satisfaction and termination of this agreement, and will duly assign, transfer and deliver to the Borrower such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this agreement, together with any moneys at the time held by the Lender hereunder.

5.   Representations and Warranties of the Borrower

     The Borrower represents and warrants to the Lender that:

5.1 The Borrower is a corporation legally incorporated, duly organized and validly existing, in good standing under the laws of the jurisdiction of its incorporation and is qualified to carry on its business in all jurisdictions where the nature of its business or the character of its properties make such qualification necessary.

5.2 The borrowing of money by the Borrower and the execution, delivery and performance of this agreement and the grant of the security interest set forth in Section 4 of this agreement are within the corporate powers and capacities of the Borrower and have been duly authorized by proper corporate proceedings.

5.3 There are no actions, suits or proceedings pending or to the knowledge of the Borrower threatened against or adversely affecting the Borrower or GBEM in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency, United States or foreign, which might materially affect the financial condition of the Borrower or GBEM or the title to their property or assets.

5.4 The execution and delivery of this agreement, the consummation of the transactions contemplated by this agreement, the grant to the Lender of the security interest set forth in
Section 4 of this agreement, and the compliance with the covenants, terms, provisions and conditions of this agreement will not conflict with or result in a breach of any of the terms or provisions of the Articles of Incorporation or by-laws of the Borrower or GBEM, any resolution of the directors or shareholders of the Borrower or GBEM, any laws of the United States or the State of Nevada governing the Borrower, or any agreement or instrument to which the Borrower or GBEM is now a party or which purports to be binding on the borrower or GBEM or their property or assets.

5.5 This agreement and all other documents or instruments to be delivered pursuant to this agreement will, when executed and delivered, constitute valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, except as may be limited by other deeds, documents or instruments delivered pursuant to this agreement, or by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditor's rights.

5.6 The borrowing of money under this agreement and the execution and delivery of this agreement do not require the consent or approval of any other party, including shareholders of the Borrower.

5.7 All balance sheets, earnings statements and other financial data, which have been or shall be furnished to the Lender to induce the Lender to enter into this agreement or otherwise in connection with this agreement have been or will be prepared in accordance with generally accepted accounting principles (which means, with respect to the Borrower and GBEM, generally accepted accounting principles consistently followed through prior fiscal periods as given effect to in previous financial statements of the Borrower and GBEM) and do or will fairly present the financial condition and the results of the operations of the Borrower and GBEM, and all other information, certificates, schedules, reports and other papers and data furnished by the Borrower are or will be at the time they are so furnished, accurate and complete in all material respects.

5.8 As to each share of the Stock at any time pledged or required to be pledged hereunder:

     (a) the Borrower is the sole legal, record and beneficial owner thereof, and the Borrower has good and marketable title thereto;

     (b) the Stock is validly issued, fully paid and non-assessable and the holder or holders thereof are not and will not be subject to any personal liability as such holder;

     (c) on the date hereof the Stock consists of 100% of the shares of common stock of GBEM;

     (d) the Stock is and will remain free and clear of all security interests, pledges, liens or other encumbrances, and restrictions on the transfer and assignment thereof, except pursuant to this agreement and those permitted in writing by Lender;

     (e) any consent, approval or authorization of or designation or filing with any governmental authority on the part of the Borrower which is required in connection with the pledge and security interest granted under this agreement has been obtained or effected; and

     (f) there are no outstanding options, warrants or other requirements with respect to the Stock.

6.   Affirmative Covenants

     The Borrower covenants with the Lender that so long as any amounts advanced under the Loan remain outstanding:

6.1  It will deliver to the Lender:

     (a) Copies of all financial statements, reports and returns that the Borrower shall send to its shareholders; and

     (b) With reasonable promptness, other financial data as the Lender may reasonably request.

6.2 It will permit any person designated by the Lender in writing to visit and inspect any of the properties, corporate books and financial records of the Borrower and GBEM and to discuss the affairs, finances and accounts of the Borrower and GBEM with the principal officers of the Borrower at all reasonable times and as often as the Lender may reasonably request.

6.3 All current insurance policies and those which may have lapsed in the prior six months covering the assets and property of the Borrower and GBEM, if any, shall be kept/reinstituted into good standing. The Borrower shall pay or cause to be paid all premiums in connection with the insurance and will deposit certified copies of insurance policies with the Lender or otherwise deal with them as the Lender may require.

6.4 It will give the Lender prompt written notice of any material adverse change in the condition or business of the Borrower or GBEM, financial or other, or of any material loss, destruction or damage of or to any property of the Borrower or GBEM.

6.5 It will carry on and conduct the business of GBEM in a proper and efficient manner so as to preserve and protect the property and assets and the business and its earnings, incomes, rents, issues and profits.

6.6 It will duly and punctually pay to the Lender, the principal, accrued interest and all other moneys payable on the dates, at the place, in the moneys and in the manner provided in this agreement.

6.7 It will pay or reimburse the Lender for all costs, charges and expenses (including legal fees) of or incurred by the Lender in connection with the recovery or enforcement of payment of moneys advanced under the Loan, together with interest at the rate set out in Section 2.2 of this agreement.

6.8 It will maintain at all times proper records and books of account and make true and correct entries in the records of all dealings and transactions relating to its business.

6.9 It will do, observe and perform all of its obligations and all matters and things necessary or expedient to be done, observed or performed under any law or regulation of the United States, the State of Nevada, or any other province where its assets may be located, or any municipality, for the purpose of creating and maintaining the security interest granted to the Lender pursuant to this agreement.

6.10 It will do all acts that are necessary to maintain its existence under the laws of the jurisdiction of its incorporation and will obtain, renew and maintain in full force and effect all authorizations, approvals, consents, licenses, permits and exceptions as may be required to enable it to observe and perform the obligations on its part to be performed under this agreement and all agreements delivered and the security interest granted in connection with or incidental to this agreement.

6.11 It will give Lender written notice of any Event of Default immediately on the occurrence of such an event.

6.12 It will give the Lender written notice of the occurrence of any material litigation, proceeding or dispute affecting the Borrower or GBEM and will provide to the Lender all reasonable information requested by the Lender concerning the status of any such litigation, proceeding or dispute.

7.   Negative Covenants

     The Borrower covenants with the Lender that so long as any amounts advanced under the Loan remain outstanding, that it will not, and will cause GBEM to not, without the prior written consent of the Lender:

7.1 Borrow money from any person other than the lender, directly or indirectly, including lease-back arrangements and other such financing arrangements.

7.2 Issue any share capital or options or other form of contingent rights thereon.

7.3 Redeem, purchase or otherwise acquire, either directly or indirectly, any of its shares, or declare or pay any dividend on any of its shares of whatever class, or in any other manner make payments to its shareholders except for usual remuneration or reimbursement in respect of employment.

7.4 Lend money to, invest in, or become contingently liable by guarantee or otherwise for the obligations of, any person, firm or body corporate.

7.5 Consolidate, merge or otherwise combine with any other corporation or acquire the shares or assets of any corporation, firm or partnership, or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets.

7.6 Enter into or be a party to any contract for the purchase of materials, supplies or other property if the contract requires that payments for those materials, supplies or other property shall be made regardless of whether or not delivery is ever made of the materials, supplies or other property.

7.7 Make sales to an associated corporation except on a cash basis and a price equal to a fair market price, provided that net sixty days will be construed as a cash basis for the purposes of this paragraph.

7.8 Enter into any partnership, joint venture or similar agreement or arrangement with any other person, firm or corporation.

7.9 Other than as disclosed herein, create, suffer or permit to exist any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, security interest, security agreement, trust or arrangement having the effect of security, any type of preferential arrangement or other encumbrance of any kind whether or not similar to the foregoing to exist on or with respect to any asset.

7.10 Do any act which could adversely affect the ranking or validity of the security interests created, granted or intended to be created or granted to the Lender.

7.11 Change the general nature of the business of the Borrower or GBEM.

8.   Events of Default

     The principal advanced under the Loan and all interest payable together with all of the moneys payable pursuant to this agreement shall, at the option of the Lender, become due and payable and any security held by the Lender for the payment thereof shall, at the option of the Lender, become enforceable in each and every of the following events (an "Event of Default"), upon demand after any such event:

8.1 If the Borrower does not apply the Loan Proceeds to the Purposes or makes default in the repayment of any installment of principal or interest under the Loan (or Note) when it becomes due and payable.

8.2 If the Borrower fails to perform or observe any of the covenants contained in this agreement or in any of the security delivered pursuant to this agreement and any failure shall not be remedied within ten (10) days following notice being given to the Borrower.

8.3 If any representation, warranty, certificate, statement or report made in connection with this agreement or in connection with advances under the Loan is false or erroneous in any material respect.

8.4 If any indebtedness of the Borrower for liabilities other than to the Lender becomes due prior to the stated maturity date, unless and to the extent that the same shall be contested in good faith and by appropriate proceedings by the Borrower.

8.5 If the Borrower or GBEM becomes the subject of bankruptcy proceedings or goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, or makes a general assignment for the benefit of its creditors.

8.6 If the Borrower or GBEM removes any part of its property and assets out of their current location.

8.7 If the Borrower or GBEM abandons all or any part of its property and assets or ceases or threatens to cease to carry on its business, or threatens to file for bankruptcy.

8.8 If any execution, sequestration, extent, or any other process of any court (including appointment of a receiver) becomes enforceable against the Borrower or GBEM or if a distress or analogous process is levied on the property and assets of the Borrower or GBEM, and the execution, sequestration, extent, distress or process, remains unsatisfied for a period as would permit the property or a part of it to be sold.

8.9 If the Borrower or GBEM shall permit any amount which has been admitted is due by the Borrower or GBEM or is not disputed to be due by it and forms or is capable of being made a charge on any part of the property and assets of the Borrower or GBEM to remain unpaid for fifteen days after the amounts are due.

8.10 If the Lender in good faith believes that the ability of the Borrower to pay any of its obligations to the Lender or to perform any of the covenants contained in this agreement is materially impaired from its current circumstances or the security referred to in this agreement is impaired or is in jeopardy.

9.   General

9.1 The Borrower covenants that it will execute or cause to be made, done or executed, all further and lawful acts, deeds, things, devices, conveyances and assurances whatsoever for effecting the purposes and intent of this agreement as counsel for the Lender shall reasonably advise or request.

9.2 Notice to be given shall, save as otherwise specifically provided, being writing addressed to the party for whom it is intended and shall not be deemed received until actual receipt by the other party except if sent by telex or facsimile, in which case it shall be deemed received on the business day next following the date of transmission. The mailing, telex and facsimile addresses of the parties shall be:

     (a)  As to the Borrower: Great Basin Management Co., Inc.
                              3400 Kauai Court
                              Reno, NV  89509
                              Telephone:     702-689-7450
                              Facsimile:     702-689-7489
                              Attention:     Dr. Anthony Taylor

     (b)  As to the Lender:   Fischer-Watt Gold Company,Inc.
                              1410 Cherrywood Drive
                              Coeur d'Alene, ID  83814
                              Telephone:     208-664-6757
                              Facsimile:     208-667-6516
                              Attention:     Mr. George Beattie

          With copy to:       Jones & Keller, P.C.
                              1625 Broadway, #1600
                              Denver, CO 80202
                              Telephone:     303-573-1600
                              Facsimile:     303-893-6506
                              Attention:   Clifford R. Pearl,Esq.

or any other mailing, telex or facsimile addresses as the parties from time to time may notify the other.

9.3 This agreement and all other agreements, security and documents to be delivered in connection with this agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States.

9.4 This agreement shall be binding on and enure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not, without the prior written consent of the Lender, assign any rights or obligations with respect to this agreement.

9.5 Any provision of this agreement which is or becomes prohibited or unenforceable in any jurisdiction shall not invalidate or impair the remaining provisions of this agreement which shall be deemed severable from the prohibited or unenforceable provision and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

9.6 No amendment, supplement or waiver of any provision of this agreement or any other agreements provided for or contemplated, nor any consent to any departure by the Borrower, shall in any event be effective unless it shall be in writing and signed by the Lender and then the waiver or consent shall be effective only in the specific instance for the specific purpose for which it has been given.

9.7 No waiver or act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by the Borrower of any provision of this agreement or the results of the rights resulting from it.

9.8  Time shall be of the essence for this agreement.

9.9 This agreement shall remain in full force and effect until the payment and performance in full of all of the Borrower's obligations under this agreement.

9.10 This agreement constitutes the entire agreement among the parties and cancels and supersedes any prior agreements, undertakings, declarations or representations, written or verbal in respect of it.

     IN WITNESS WHEREOF the parties have caused this Loan
Agreement to be executed by their respective officers duly authorized.

                              FISCHER-WATT GOLD COMPANY, INC.


                              By: /s/ George Beattie
                                  President



                              GREAT BASIN MANAGEMENT CO., INC.


                              By: /s/ Dr. Anthony Taylor
                                  President